                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01
                                                                               A

===================================================================================================================================
                                      ORIGINAL       BEGINNING                             CURRENT                     ENDING
                      CERTIFICATE    CERTIFICATE    CERTIFICATE                            REALIZED     TOTAL       CERTIFICATE
    CLASS     CUSIP       RATE         BALANCE        BALANCE      INTEREST    PRINCIPAL     LOSS    DISTRIBUTION     BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
     AH     60934YAP5   3.91000%   155,250,000.00  33,322,408.64  119,433.07  2,906,340.40   0.00    3,025,773.47  30,416,068.24
Factors per
 Thousand                                                         0.76929511  18.72038907            19.48968418    195.91670362
-----------------------------------------------------------------------------------------------------------------------------------
    MH-1    60934YAV2   4.19000%    16,750,000.00  16,750,000.00  64,333.96       0.00       0.00     64,333.96    16,750,000.00
Factors per
 Thousand                                                         3.84083333   0.00000000             3.84083333   1000.00000000
-----------------------------------------------------------------------------------------------------------------------------------
    MH-2    60934YAW0   4.39000%    15,250,000.00  15,250,000.00  61,368.54       0.00       0.00     61,368.54    15,250,000.00
Factors per
 Thousand                                                         4.02416667   0.00000000             4.02416667      1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     BH     60934YAX8   5.49000%    12,750,000.00  12,750,000.00  64,164.38       0.00       0.00     64,164.38    12,750,000.00
Factors per
 Thousand                                                         5.03250000   0.00000000             5.03250000      1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    POOL                           200,000,000.00  78,072,408.64  309,299.94  2,906,340.40   0.00    3,215,640.34  75,166,068.24
   Totals                                                         3.96170615  37.22621671            41.18792286    375.83034118
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
      X        n/a      0.00000%        0.00            0.00         0.00         0.00       0.00        0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
   TOTALS                          200,000,000.00  78,072,408.64  309,299.94  2,906,340.40   0.00    3,215,640.34  75,166,068.24
===================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01
                                                                               A

=========================================================================================

                             CERTIFICATE INFORMATION



        Interest      Carry Forward     Applied Realized    Realized      Unpaid Realized
       Requirement        Amount           Loss Amount     Loss Amount      Loss Amount

 AH    119,433.07         0.00                0.00            0.00             0.00
MH-1    64,333.96         0.00                0.00            0.00             0.00
MH-2    61,368.54         0.00                0.00            0.00             0.00
 BH     64,164.38         0.00                0.00            0.00             0.00


=========================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01
                                                                               A

===================================================================================================================================


        SCHEDULE OF REMITTANCE
Aggregate Amount Received                3,289,258.65       FEES
                                                            Contingency Fee                                       16,525.93
(Contingency Fee)                          (16,525.93)      Expense Account                                        1,301.21
(Escrow)                                   (20,995.95)      FHA Premium Account                                    4,988.06
(Late Charges)                             (27,668.03)      Servicer Fee                                          16,525.93
(Servicer Fee)                             (16,525.93)      Trust Administrator Fee                                  973.58
(Unreimbursed Monthly Advance)                   0.00       FHA Custodian Fee                                         33.57
Monthly Advance                             14,386.80       Reimbursable to the Servicer - FHA Account             4,988.06
                                        -------------
                                           (67,329.04)

AVAILABLE REMITTANCE AMOUNT              3,221,929.61       PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
                                        =============
                                                                        5/01                       6/01                 7/01
                                                                        ----                       ----                 ----
                                                                       12.934%                    12.937%              12.946%



                                                  ------------------------------------------------------------------------------
     EXHIBIT L                                      DELINQUENT INFOR.       # LOANS           AMOUNT             PERCENTAGE
                                                  ------------------------------------------------------------------------------
                                                  Delinquent 1-29 Days        659         12,660,062.17            16.32%
---------------------------------------------     Delinquent 30-59 Days       153          2,796,026.63             3.61%
Outstanding Balance            77,554,595.61      Delinquent 60-89 Days        62          1,024,704.52             1.32%
---------------------------------------------     Delinquent 90 and over       41            907,945.06             1.17%
     # Accounts                        4,223      Loans in Foreclosure         19            372,549.20             0.48%
---------------------------------------------     REO Property                  5            101,740.14             0.13%
                                                                        --------------------------------------------------------
                                                  TOTALS                      939         17,863,027.72            23.03%
                                                  ------------------------------------------------------------------------------

===================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01
                                                                               A

================================================================================


                             COLLATERAL INFORMATION
Accelerated Principal Distribution                                   524,928.85
Adjusted Mortgage Interest Rate                                         12.350%
Aggregate Beginning Principal Balance of Loans                    80,571,841.96
Aggregate Ending Principal Balance of Loans                       77,554,595.61
Available Maximum Subordination Amount                            10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)      0.00
Compensating Interest                                                    193.28
Curtailments                                                          47,844.33
Excess and Monthly Payments                                          208,359.99
FHA Payments and Related Payments Received                                 0.00
FHA Claims Filed During the Due Period                                     0.00
FHA Claims Paid during the Due Period                                      0.00
FHA Claims Denied by FHA During the Period                                 0.00
FHA Claims Pending by FHA during the Period                            5,529.75
FHA Cumulative Claims Paid                                         2,114,693.99
Interest Received                                                    854,195.06
Libor                                                                  3.64000%
Monthly Excess Spread Percentage                                       100.000%
Net Funds Cap                                                           12.424%
Supplemental Account Interest Payment For:
     Class AH                                                              0.00
     Class MH-1                                                            0.00
     Class MH-2                                                            0.00
     Class BH                                                              0.00


Payments And Reimbursements to the Servicers Pursuant to:
     SECTION 5.04 (b)                                                      0.00
     SECTION 5.04 (c)                                                      0.00
     SECTION 5.04 (d)(ii)                                                  0.00
     SECTION 5.04 (e)                                                 23,361.23
     SECTION 5.04 (f)(i)                                              33,051.86
Principal Prepayments (Number / Amount)                    108     2,044,360.66
Realized Losses (Current / Cumulative)              716,681.37    26,816,559.96
Reserve Amount                                                        23,361.23
Specified Subordinated Amount                                     10,300,000.00
Subordinated Amount                                                2,499,433.32
WAC                                                                     12.944%
WAM                                                                      200.94
Class Adjusted Mortgage Loan Remittance Rate                             4.358%


================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152